Exhibit 10.6
EXECUTION VERSION
EXHIBIT C
FORM OF
SPECIAL RESTRICTED SHARE AGREEMENT
     This AGREEMENT, is made as of September 8, 2009 (the “Effective Date”), by and between HealthMarkets, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and Phillip Hildebrand (the “Executive”);
     WHEREAS, on the Effective Date the Company and the Executive entered into an employment agreement with respect to the Executive’s employment as an executive of the Company and certain related terms (the “Employment Agreement”);
     WHEREAS, the Company, acting through the Compensation Committee with the consent of the Board has agreed to grant to the Executive, effective on the Effective Time, restricted shares of the Company’s Class A-1 Common Stock (the “Restricted Shares”) on the terms and subject to the conditions set forth in this Agreement;
     WHEREAS, the Restricted Shares shall be subject to the terms of the Stockholders Agreement (as amended with respect to the Executive pursuant to the Employment Agreement).
     NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:
     1. Capitalized Terms. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Employment Agreement.
     2. Grant. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, including, without limitation, Section 10, the Company hereby grants to the Executive 25,862 Restricted Shares as of the date hereof pursuant to Section 4(c)(iii) of the Employment Agreement.
     3. Issuance of Stock. The Restricted Shares shall be subject to the restrictions described herein. The Restricted Shares shall bear appropriate legends with respect to the restrictions described herein.
     4. Vesting. Subject to the Executive’s remaining in the continuous employ of the Company or any Subsidiary through the applicable vesting date, except as otherwise provided in Section 6 hereof, and the Company’s achievement of an “Adjusted EBITDA” (as determined in accordance with Schedule 1 to the Employment Agreement) of at least $10 million for at least one fiscal quarter occurring during the time period from the date of this Agreement through the first anniversary of the date hereof, the Restricted Shares shall vest as to one-third of the Restricted Shares on the Effective Time, in quarterly installments determined based on an additional one-third of the Restricted Shares vesting by June 4, 2010 and the remaining one-third of the Restricted Shares vesting by June 4, 2011 (such that one-twelfth of the Restricted Shares shall vest quarterly up through such dates); provided, that to the extent the Effective Time occurs or the performance hurdle is satisfied after any such Restricted Shares would have otherwise vested (if the passage of time was the only vesting requirement), the portion of the Restricted Shares that would have vested on such date shall not vest on such date, but shall instead vest on the Effective Time or the date of satisfaction of the performance hurdle, as applicable (including, in the case of achievement of the performance hurdle, if the Executive’s employment is terminated under the circumstances set forth in Sections 6(b) and 6(c) prior to the satisfaction of the performance hurdle); provided further, that the

Restricted Shares shall immediately vest in full upon a Change of Control (whether or not the performance hurdle is satisfied as of the time of the Change of Control).
     5. Restrictions. No portion of the Restricted Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive until such portion of the Restricted Shares becomes vested, and any purported sale, transfer, assignment, pledge, encumbrance or disposition shall be void and unenforceable against the Company. The period of time between the Effective Date and the date all Restricted Shares become vested is referred to herein as the “Restriction Period.”
     6. Termination of Employment.
     (a) General. Except as provided immediately below, if the Executive’s employment terminates for any reason, the Restricted Shares, to the extent not then vested will be immediately forfeited; provided that if the Effective Time or the performance hurdle is satisfied after the date the Executive’s employment terminates, the Executive shall be deemed to have vested in the number of Restricted Shares that would have vested if he remained employed through such date.
     (b) Without Cause; for Good Reason. If the Executive’s employment is terminated by the Company without Cause (which shall for purposes of this Agreement include a termination of the Executive’s employment upon conclusion of the Employment Term (as defined in the Employment Agreement) after the Company’s giving the Executive a notice of non-renewal of the Employment Term) or by the Executive for Good Reason, any theretofore unvested Restricted Shares shall vest in full.
     (c) Death; Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability, any theretofore unvested Restricted Shares shall vest in full; provided, however, that it shall be a condition to the vesting of the Restricted Shares in the event of the Executive’s death that the Person receiving the Shares shall (i) have agreed in a form satisfactory to the Company to be bound by the provisions of this Agreement and, if there has been no Change of Control or an IPO, the Stockholders Agreement (as modified by Section 8 of the Employment Agreement) and (ii) comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the Shares and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
     (d) Cause. Notwithstanding the foregoing or any provision of this Agreement or the Employment Agreement to the contrary, if the Executive’s employment is terminated by the Company for Cause, all unvested Restricted Shares will be immediately forfeited as of the date of termination; provided that if the Effective Time or the performance hurdle is satisfied after the date the Executive’s employment terminates, the Executive shall be deemed to have vested in the number of Restricted Shares that would have vested if he remained employed through such date.
     7. Call Right. Upon termination of the Executive’s employment for any reason prior to an IPO or a Change of Control, the Company will have the right to purchase (the “Call Right”) any Shares that the Executive received pursuant to the terms and conditions set forth in Section 8(c) of the Employment Agreement.
     8. Put Right. Upon termination of the Executive’s employment with the Company or any of its Subsidiaries (other than a termination by the Company for Cause or a resignation by the Executive without Good Reason other than upon death or Disability) prior to an IPO or a Change of Control, the Executive shall have the right to sell any Shares that the Executive received pursuant to the terms and conditions set forth in Section 8(b) of the Employment Agreement.

     9. Initial Public Offering. The Restricted Shares shall be subject to the terms and conditions of the Stockholders’ Agreement, as amended by Section 8 of the Employment Agreement. The Company and the Executive acknowledge that they will agree to provide the Company with the right to require the Executive and other executives of the Company or any Subsidiary to waive any registration rights with regard to such Shares upon an IPO, in which case the Company will implement an IPO bonus plan in cash, stock or additional options to compensate for the Executive’s and the other executives’ loss of liquidity; provided that if the Executive’s employment is terminated without Cause or for Good Reason, then the Executive shall fully vest upon the date of termination in any grant made under such IPO bonus plan.
     10. Effective Time. The Restricted Shares granted hereby shall be and become effective upon the later of (i) the delivery of an executed counterpart of this Agreement to the Company by the Executive and (ii) the approval of the stockholders of the Company of a plan permitting the issuance of Restricted Shares (the “Plan”) (such later date, the “Effective Time”). For the avoidance of doubt, in the event that such stockholder approval is not obtained by the earlier of (x) the Amendment Approval Date or (y) a Change of Control, this Agreement and the grant of Restricted Shares hereunder shall be null and void ab initio and be of no further force or effect except for Section 13 of this Agreement which shall continue to have full force and effect. The Company also represents to the Executive that no provision of the Plan that is inconsistent with this Agreement or the Employment Agreement will adversely affect the Restricted Shares.
     11. Executive Shareholder Rights. Prior to the date on which the Restricted Shares vest, except as otherwise set forth herein, the Executive shall have all rights of a shareholder with respect to the Restricted Shares. Notwithstanding the foregoing, cash dividends, if any, paid with respect to any Restricted Shares which have not vested at the time of the dividend payment shall be paid to and held in the custody of the Company, and shall be subject to the same restrictions that apply to the corresponding Restricted Shares, and shall be released from the custody of the Company at such time as the restrictions on the underlying Shares to which the dividends relate have lapsed. At such time as any Restricted Share vests, any such custodial dividends held by the Company (including any interest thereon payable in accordance with this Section 11) with respect to such vested share shall be paid to the Executive.
     12. No Employment Contract. Nothing contained in this Agreement shall (a) confer upon the Executive any right to be employed by or remain employed by the Company or any Subsidiary, or (b) limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of the Executive.
     13. Taxes. The Company shall make the Executive whole for any federal, state, local or foreign taxes (including the Executive’s FICA obligation) (collectively, the “Taxes”) incurred by the Executive in connection with the vesting of the Restricted Shares granted to the Executive hereunder and the payment to the Executive of this gross-up payment, with any such payment being remitted by the Company to the appropriate tax authorities (or paid to the Executive, if applicable) no later than the date the Company or the Executive is required to remit the applicable Taxes but in all events consistent with the time period required by Treasury Regulation 1.409A-3(i)(1)(v). For the avoidance of doubt, the Company shall deliver to the Executive Shares equal to the number of vested Restricted Shares and shall not withhold any Shares to pay taxes.
     14. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Restricted Shares shall not vest if the vesting thereof would result in a violation of any such law.

     15. Adjustments. In the event of any stock split, reverse stock split, share dividend, merger, consolidation or other event after the Effective Date that makes an equitable adjustment appropriate, the Board shall make such substitution or adjustment (including cash payments) in the number and kind of Restricted Shares covered thereby and/or such other equitable substitution or adjustments as it determines in good faith to be equitable. In connection with a Change of Control, such substitutions and adjustments may include, without limitation, canceling any and all Restricted Shares in exchange for cash payments equal to the Fair Market Value of the Restricted Shares in connection with such an adjustment event.
     16. Relation to Other Benefits. Any economic or other benefit to the Executive under this Agreement shall not be taken into account in determining any benefits to which the Executive may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.
     17. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Executive under this Agreement or the Employment Agreement without the Executive’s written consent.
     18. Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     19. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan; provided, however, that in the event of any inconsistent provisions between this Agreement and the Plan, this Agreement shall govern. In addition, in the event of any inconsistent provisions between the Plan and the Employment Agreement, the Employment Agreement shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine (in good faith) any questions which arise in connection with the Restricted Shares.
     20. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Executive, and the successors and assigns of the Company.
     21. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Delaware.
     22. Prior Agreement; Employment Agreement. As of the date that the Executive countersigns this Agreement, this Agreement will supersede any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the subject matter hereof (other than the Employment Agreement and its Exhibits). Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein or in Sections 4(c) and 10(j) of the Employment Agreement, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement (or Sections 4(c) and 10(j) of the Employment Agreement) shall be valid or binding on either party. Sections 23 and 24 of the Employment Agreement shall be incorporated in full herein, provided that any reference to “this Agreement” shall be a reference to this Agreement.
     23. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
     24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Executive has executed this Agreement, as of the day and year first above written.

HealthMarkets, Inc.

By:
Name:
Title:

EXECUTIVE
Name: Phillip Hildebrand